Michael McAndrew, Chief Financial Officer
Black Box Corporation
(724) 873-6788
(724) 873-6799 (fax)
Email: investors@blackbox.com
FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS FIRST QUARTER FISCAL 2007 RESULTS
- Reports record quarterly revenues of $230 million -
PITTSBURGH, PENNSYLVANIA, August 1, 2006 — Black Box Corporation (NASDAQ:BBOX) today reported for the Fiscal 2007 first quarter ended July 1, 2006 diluted earnings per share of 43¢ on net income of $7.8 million or 3.4% of revenues compared to diluted earnings per share of 43¢ on net income of $7.4 million or 4.1% of revenues for the first quarter a year ago. On a sequential quarter comparison basis, fourth quarter 2006 diluted earnings per share were 26¢ with corresponding net income of $4.7 million or 2.7% of revenues. Excluding the reconciling items and restructuring charges described below, first quarter 2007 diluted earnings per share were 58¢ on net income of $10.5 million or 4.6% of revenues compared to diluted earnings per share of 75¢ on net income of $12.7 million or 7.1% of revenues for the first quarter 2006. Management believes that presenting diluted earnings per share and net income excluding restructuring charges and reconciling items is useful to investors because it provides a more meaningful comparison of the ongoing operations of the Company.
As of April 1, 2006 the Company implemented Financial Accounting Standards Board Statement No. 123R which requires share based compensation to be charged to expense. During the first quarter of Fiscal 2007, the Company’s reconciling items include pre-tax charges of $1.6 million for share based compensation, $1.4 million in acquisition related expenses and charges of $1.1 million in severance expenses. During the first quarter of Fiscal 2006 and as previously disclosed, the Company recorded a pre-tax restructuring charge of $5.3 million and incurred pre-tax non-cash charges of $2.8 million related to acquisitions.
Total revenues for the first quarter were $230 million, an increase of 29% from $179 million for the same period last year. On a sequential comparison basis, fourth quarter 2006 revenues were $175 million.
First quarter cash provided by operating activities was approximately $13 million or 161% of net income, compared to $11 million or 146% for the same period last year. First quarter free cash flow (defined below) was $14 million compared to $11 million last year. On a sequential comparison basis, fourth quarter 2006 cash provided by operating activities was $13 million or 276% of net income and free cash flow was $19 million. Black Box utilized its first quarter free cash flow of $14 million to fund debt reduction of $13 million and a dividend payment of $1 million. Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available to the Company.
The Company’s 6-month order backlog was $168 million at July 1, 2006 compared to $97 million at the same period last year. On a sequential comparison basis, fourth quarter 2006 6-month order backlog was $96 million.
During the first quarter 2007, Black Box completed two acquisitions. On April 30, 2006, Black Box acquired the USA Commercial and Government and Canadian operations of NextiraOne, LLC (“NextiraOne”) from Platinum Equity, LLC. The acquired operations service commercial and various government agency clients and represent approximately $270 million to $280 million of projected annualized voice services revenues.
1000 Park Drive, Lawrence, PA 15055-1018 * (724) 746-5500 * Fax (724) 746-0746

On May 1, 2006, Black Box acquired Nu-Vision Technologies, Inc. and Nu-Vision Technologies, LLC (collectively referred to as “NUVT”), which provide planning, installation, monitoring and maintenance services for voice and data network systems. NUVT has an active customer base, which includes commercial, education and various government agency accounts and is expected to provide annual revenues of approximately $55 million.
Commenting on the first quarter results, Fred C. Young, Chief Executive Officer, said, “We are very pleased to have achieved our objective of record revenues for 1Q07. From here, our next objective is to increase profits and cash flows in line with what we have previously outlined. This should result in a marked improvement in these 2 key operating metrics for our 2Q07. And again, we should be able to achieve another level of record revenues.”
Fred C. Young went on to say, “Now at the one billion level of annual revenues, we will aggressively position our DVHTM (Data Services, Voice Services and Hotline Technical Services) and associated cost structures accordingly.”
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Daylight Time today, August 1, 2006. Fred C. Young, Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-1025 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 835638.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “target,” “may,” “will,” “project,” “intend,” “plan,” “believe,” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic conditions, successful integration of acquisitions, including the Norstan, Inc. (“Norstan”), NextiraOne and NUVT businesses, the timing and costs of restructuring programs, successful marketing of DVH (Data, Voice, Hotline) services and successful implementation of our M&A program, including identifying appropriate targets, consummating transactions and successfully integrating the businesses. Additional risk factors are included in the Company’s Annual Report on Form 10-K. We can give no assurance that any goal, plan or target set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
Black Box is the world’s largest technical services company dedicated to designing, building and maintaining today’s complicated data and voice infrastructure systems. Black Box services 175,000 clients in 141 countries with 168 offices throughout the world. To learn more, visit the Black Box website at www.blackbox.com.
Black Box and the Double Diamond logo are registered trademarks and DVH is a trademark of BB Technologies, Inc.
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BLACK BOX CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended
	July 1,	July 2,
In thousands, except per share	2006	2005
Revenue:
Hotline products	$52,225	$53,452
On-Site services	178,170	125,830

Total	230,395	179,282

Cost of sales:
Hotline products	25,461	25,874
On-Site services	119,090	82,468

Total	144,551	108,342

Gross profit	85,844	70,940

Selling, general & administrative expense	68,573	50,920

Restructuring and other charges	—	5,290

Intangibles amortization	1,506	1,558

Operating income	15,765	13,172

Interest expense, net	3,640	1,959

Other expenses, net	115	(75)

Income before provision for income taxes	12,010	11,288

Provision for income taxes	4,203	3,894

Net income	$7,807	$7,394

Basic earnings per common share	$0.44	$0.44

Diluted earnings per common share	$0.43	$0.43

Weighted average common shares	17,626	16,845

Weighted average common & common equivalent shares outstanding	18,262	17,042

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BLACK BOX CORPORATION
CONSOLIDATED BALANCE SHEETS

	July 1,	March 31,
In thousands	2006	2006
Assets
Cash and cash equivalents	$14,360	$11,207
Accounts receivable, net	172,315	116,713
Lease receivables	1,071	512
Inventories, net	68,243	53,926
Costs and estimated earnings in excess of billings on uncompleted contracts	55,400	23,803
Deferred tax asset	8,873	8,973
Net current assets of discontinued operations	404	467
Other current assets	27,187	15,523

Total current assets	347,853	231,124

Property, plant and equipment, net	39,029	35,124
Goodwill, net	593,188	468,724
Customer relationships, net	54,036	24,657
Intangibles, net	35,471	30,783
Lease receivables, net of current portion	987	—
Deferred tax asset	3,189	4,231
Other assets	3,982	5,091

Total assets	$1,077,735	$799,734

Liabilities
Current maturities of long-term debt	$704	$1,049
Current maturities of discounted lease rentals	9	30
Accounts payable	73,753	44,943
Billings in excess of costs and estimated earnings on uncompleted contracts	15,483	8,648
Deferred revenue	53,365	22,211
Accrued liabilities:
Compensation and benefits	25,644	13,954
Restructuring reserve	16,090	3,292
Other liabilities	52,245	27,817
Deferred tax liability	6,300	5,924

Total current liabilities	243,593	127,868

Long-term debt	243,886	122,673
Other liabilities	16,863	887
Restructuring reserve	14,646	7,406
Stockholders’ Equity
Common stock	25	25
Additional paid-in capital	367,618	362,810
Retained earnings	468,599	461,853
Treasury stock, at cost	(296,824)	(296,824)
Accumulated other comprehensive income	19,329	13,036

Total stockholders’ equity	558,747	540,900

Total liabilities and stockholders’ equity	$1,077,735	$799,734

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BLACK BOX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	July 1,	July 2,
In thousands	2006	2005
Operating Activities
Net income	$7,807	$7,394
Adjustments to reconcile net income to cash provided by operating activities:
Intangibles amortization	1,506	1,558
Depreciation	2,300	2,233
Deferred tax provision/(benefit)	1,248	(2,493)
Stock compensation expense	1,620	—
Tax provision/(benefit) from exercised stock options	342	(31)
Changes in operating assets and liabilities:
Accounts receivable, net	11,218	4,785
Inventories, net	(1,066)	5,032
Other current assets	(3,111)	(7,371)
Proceeds from lease contracts	312	735
Accounts payable and accrued liabilities	(9,569)	(1,039)

Net cash provided by operating activities	$12,607	$10,803

Investing Activities
Capital expenditures, net	$(1,690)	$321
Acquisition of businesses, net of cash acquired	(129,161)	(13,492)
Prior merger-related (payments)/recoveries	(1,350)	44

Net cash used in investing activities	$(132,201)	$(13,127)

Financing Activities
Proceeds on borrowings, net	$120,950	$3,072
Repayments on discounted lease rentals	(21)	(423)
Proceeds from exercise of options	3,530	136
Payment of dividends	(1,055)	(1,011)

Net cash provided by financing activities	$123,404	$1,774
Foreign currency exchange impact on cash	(657)	(34)

Increase/(decrease) in cash and cash equivalents	$3,153	$(584)
Cash and cash equivalents at beginning of period	11,207	11,592

Cash and cash equivalents at end of period	$14,360	$11,008

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Non-GAAP Measurements
The financial information presented in this release contains certain non-GAAP financial measures. Management uses the non-GAAP measures to improve the comparisons between fiscal periods. Management believes the use of the non-GAAP measures improves the investor’s ability to make comparisons between fiscal periods and provides useful information to investors regarding the Company’s financial condition and its results of operations. In accordance with SEC Regulation G, the following financial highlights tables reconcile (1) free cash flow; (2) net income excluding restructuring charges and reconciling items; and (3) diluted EPS excluding restructuring charges and reconciling items; to the most directly comparable U.S. GAAP measures. The additional non-GAAP financial information presented should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP. All dollar amounts are in thousands.
Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available to the Company. A reconciliation of cash provided by operating activities to free cash flow is presented below:

	1Q07	4Q06	1Q06
Cash provided by operating activities	$12,607	$12,885	$10,803
Capital expenditures	(1,720)	(964)	(492)
Capital disposals	30	213	813
Proceeds from stock option exercises	3,530	6,976	136
Foreign currency exchange impact on cash	(657)	(76)	(34)

Free cash flow	$13,790	$19,304	$11,226

Management believes that presenting net income and diluted earnings per share excluding restructuring charges and reconciling items is useful to investors because it provides a more meaningful comparison of the ongoing operations of the Company. Included in reconciling items are pre-tax charges for share based compensation, acquisition related costs and severance expenses in 1Q07, acquisition-related expenses from the purchase of Norstan and the Italian Operations Adjustment previously disclosed in 4Q06 and acquisition-related expenses from the purchase of Norstan and restructuring charges in 1Q06. A reconciliation of net income to net income excluding restructuring charges and reconciling items is presented below:
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	1Q07	4Q06	1Q06
Net income	$7,807	$4,656	$7,394
% of revenues	3.4%	2.7%	4.1%
Restructuring charges, after tax impact	—	—	3,465
Reconciling items, after tax impact	2,709	4,931	1,854

Net income excluding restructuring charges and reconciling items	$10,516	$9,587	$12,713
% of revenues	4.6%	5.5%	7.1%

A reconciliation of diluted earnings per common share (EPS) to diluted EPS excluding restructuring charges and reconciling items is presented below:

	1Q07	4Q06	1Q06
Diluted EPS	$0.43	$0.26	$0.43
EPS impact of restructuring charges	—	—	0.20
EPS impact of reconciling items	0.15	0.27	0.11

Diluted EPS excluding restructuring charges and reconciling items	$0.58	$0.53	$0.75

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SUPPLEMENTAL INFORMATION:
Additionally, the following supplemental information is being provided for comparisons of the first quarter ended July 1, 2006 reported results to the prior quarter ended March 31, 2006 and the prior year’s first quarter ended July 2, 2005. All dollar amounts are in thousands unless noted otherwise.
Information on revenues and operating income by geography is presented below. Management believes it is important to separately present the restructuring charges and reconciling items. Included in reconciling items are charges for share based compensation, acquisition related costs and severance expenses in 1Q07, acquisition-related expenses from the purchase of Norstan and the Italian Operations Adjustment previously disclosed in 4Q06 and acquisition-related expenses from the purchase of Norstan and restructuring charges in 1Q06. Management believes this enables a clearer understanding of the ongoing operations of the Company and allows the reader to more accurately compare other fiscal periods where the events did not occur.
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Information on revenues and operating income for geographical segments is presented below:

	1Q07	4Q06	1Q06
Revenues:
North America	$192,572	$137,912	$136,861
Europe	29,345	27,152	33,750
All Other	8,478	9,804	8,671

Total	$230,395	$174,868	$179,282
Operating income:
North America	$11,026	$9,414	$11,859
% of North America revenues	5.7%	6.8%	8.7%
Europe	3,143	(1,643)	(367)
% of Europe revenues	10.7%	(6.1)%	(1.1)%
All Other	1,596	1,733	1,680
% of All Other revenues	18.8%	17.7%	19.4%

Total	$15,765	$9,504	$13,172
% of Total revenues	6.8%	5.4%	7.3%
Restructuring charges and reconciling items:
North America	$4,168	$464	$4,379
Europe	—	7,065	3,742
All Other	—	—	—

Total	$4,168	$7,529	$8,121
Operating income excluding restructuring charges and reconciling items:
North America	$15,194	$9,878	$16,238
% of North America revenues	7.9%	7.2%	11.9%
Europe	3,143	5,422	3,375
% of Europe revenues	10.7%	20.0%	10.0%
All Other	1,596	1,733	1,680
% of All Other revenues	18.8%	17.7%	19.4%

Total	$19,933	$17,033	$21,293
% of Total revenues	8.7%	9.7%	11.9%

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Information on revenues and gross profit for data services, voice services and hotline services is presented below:

	1Q07	4Q06	1Q06
Revenues:
Data Services	$44,531	$44,017	$52,901
Voice Services	133,639	77,184	72,929
Hotline Services	52,225	53,667	53,452

Total	$230,395	$174,868	$179,282

Gross profit:
Data Services	$13,317	$11,268	$15,524
% of Data Services revenues	29.9%	25.6%	29.3%
Voice Services	45,763	28,400	27,838
% of Voice Services revenues	34.2%	36.8%	38.2%
Hotline Services	26,764	24,458	27,578
% of Hotline Services revenues	51.2%	45.6%	51.6%

Total	$85,844	$64,126	$70,940
% of Total revenues	37.3%	36.7%	39.6%

Reconciling items:
Data Services	$—	$2,071	$—
Voice Services	—	—	—
Hotline Services	—	1,517	—

Total	$—	$3,588	$—

Gross profit excluding reconciling items:
Data Services	$13,317	$13,339	$15,524
% of Data Services revenues	29.9%	30.3%	29.3%
Voice Services	45,763	28,400	27,838
% of Voice Services revenues	34.2%	36.8%	38.2%
Hotline Services	26,764	25,975	27,578
% of Hotline Services revenues	51.2%	48.4%	51.6%

Total	$85,844	$67,714	$70,940
% of Total revenues	37.3%	38.7%	39.6%

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Information on revenues on a same-office basis compared to prior year is presented below:

	1Q07	1Q06	Change
Revenues as reported	$230,395	$179,282	29%
Less revenues from offices added since 1Q06	(76,099)	(7,437)

Revenues on same-office basis	$154,296	$171,845	(10)%

Information on revenues on a same-office basis compared to prior quarter is presented below:

	1Q07	4Q06	Change
Revenues as reported	$230,395	$174,868	32%
Less revenues from offices added since 4Q06	(60,158)	—

Revenues on same-office basis	$170,237	$174,868	(3)%

Information on various balance sheet ratios, backlog and headcount is presented below. Dollar amounts are in millions.

	1Q07		4Q06		1Q06
Accounts receivable:
Gross accounts receivable $	$188.2		$126.2		$122.7

Reserve $ / %	$15.9	/8.5%	$9.5	/7.5%	$7.6	/6.2%
Net accounts receivable $	$172.3		$116.7		$115.1

Net days sales outstanding	57 days		54 days		55 days

Inventory:
Gross inventory $	$93.9		$68.2		$64.8
Reserve $ / %	$25.7	/27.4%	$14.3	/21.0%	$12.3	/19.0%
Net inventory $	$68.2		$53.9		$52.5
Net inventory turns	7.2	x	7.3	x	7.2	x

Six-month order backlog	$168		$96		$97

Team members	4,752		3,295		3,346

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